EXHIBIT 8(N)

September 26, 2000

Ms. Marjorie G. Hurd
Janus Service Corporation
100 Fillmore Street
Denver, Colorado 80206

Dear Ms. Hurd:

Attached are revised Appendix A and Appendix B to the Transfer Agency Agreement dated as of September 27, 1995 (the "Agreement"), between Janus Investment Fund (the "Trust") and Janus Service Corporation ("JSC"). The revised Appendices will be effective as of September 26, 2000. The purpose of the revisions is to add Janus Fund 2 as an additional portfolio of the Trust. Pursuant to Section 9 of the Agreement, the Fund hereby requests that JSC acknowledge its acceptance of the terms contained in each of the revised Appendices.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to the Trust and retaining one copy for your records.

JANUS INVESTMENT FUND


BY:
      Kelley Abbott Howes
      Vice President

JANUS SERVICE CORPORATION


BY:
      Marjorie G. Hurd
      President

Agreed to this 26th day of September, 2000

cc:      Suzanne F. Olczak
         Christine A. Scheel


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                                                Revised as of September 26, 2000



                                   APPENDIX A

Janus Money Market Fund
Janus Government Money Market Fund
Janus Tax-Exempt Money Market Fund
Janus High-Yield Fund
Janus Olympus Fund
Janus Venture Fund
Janus Fund
Janus Twenty Fund
Janus Enterprise Fund
Janus Mercury Fund
Janus Overseas Fund
Janus Worldwide Fund
Janus Growth and Income Fund
Janus Balanced Fund
Janus Flexible Income Fund
Janus Short-Term Bond Fund
Janus Federal Tax-Exempt Fund
Janus Equity Income Fund
Janus Special Situations Fund
Janus Global Life Sciences Fund
Janus Global Technology Fund
Janus Strategic Value Fund
Janus Orion Fund
Janus Fund 2

                                                Revised as of September 26, 2000

                                   APPENDIX B

I.       NON-MONEY MARKET PORTFOLIOS

Each non-money market portfolio of the Trust shall pay JSC for its transfer agency services a fee, calculated and payable for each day that this Agreement is in effect, of 1/365 of 0.16% of the daily closing net asset value of such portfolio, plus reasonable out-of-pocket expenses incurred in connection with JSC's services as transfer agent. In addition, each of the non-money market portfolios listed below shall pay a monthly fee at the annual rate of $4.00 per open shareholder account per year:

                               Janus Balanced Fund
                              Janus Enterprise Fund
                            Janus Equity Income Fund
                          Janus Federal Tax-Exempt Fund
                           Janus Flexible Income Fund
                         Janus Global Life Sciences Fund
                          Janus Global Technology Fund
                          Janus Growth and Income Fund
                              Janus High-Yield Fund
                               Janus Mercury Fund
                               Janus Olympus Fund
                                Janus Orion Fund
                           Janus Short-Term Bond Fund
                          Janus Special Situations Fund
                           Janus Strategic Value Fund
                                Janus Twenty Fund
                              Janus Worldwide Fund
                                  Janus Fund 2

All such fees shall be subject to reduction as set forth in section 5.c. of this Agreement. If an account is open on any day of a month, the per account fee (if applicable) shall be payable for that month.

II.      MONEY MARKET PORTFOLIOS

Notwithstanding the above, however, JSC agrees that it shall not look to the Funds or the Trust for compensation for its services provided under this Agreement to Janus Money Market Fund, Janus Government Money Market Fund or Janus Tax-Exempt Money Market Fund (collectively, the "Money Funds"). JSC shall be compensated for its services to the Money Funds entirely by Janus Capital Corporation, the administrator to the Money Funds, pursuant to an Administration Agreement between Janus Capital Corporation and each of the Money Funds.